Exhibit 5.1

October 21, 2025

AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to AngioDynamics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of 4,700,000 shares (the “Shares”) of common stock, par value $0.01 per share, for issuance pursuant to the AngioDynamics, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”).

In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan and such certificates, corporate and public records, agreements and instruments and other documents as I have deemed appropriate as a basis for the opinions expressed below. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date of this letter.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Lawrence T. Weiss